Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

September 15, 2010

Boards of Directors

Wolverine Bancorp, Inc.

Wolverine Bank

5710 Eastman Avenue

Midland, Michigan 48640

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto to be filed with Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Wolverine Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

                         Sincerely,

                         RP® FINANCIAL, LC.

Washington Headquarters Three Ballston Plaza 1100 North Glebe Road, Suite 1100 Arlington, VA 22201 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com